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                                                                    Exhibit 99.4

                        ALLIED WASTE NORTH AMERICA, INC.
                                OFFER TO EXCHANGE

              ALL OUTSTANDING 7 3/8% SERIES A SENIOR NOTES DUE 2004
                                 IN EXCHANGE FOR
                      7 3/8% SERIES B SENIOR NOTES DUE 2004

              ALL OUTSTANDING 7 5/8% SERIES A SENIOR NOTES DUE 2006
                                 IN EXCHANGE FOR
                      7 5/8% SERIES B SENIOR NOTES DUE 2006

              ALL OUTSTANDING 7 7/8% SERIES A SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                      7 7/8% SERIES B SENIOR NOTES DUE 2009


To Registered Holders:

         We are enclosing the materials listed below relating to the offer (the "Exchange Offer") by Allied Waste North America, Inc. (the "Company") to exchange its 7 3/8% Series B Senior Notes Due 2004, 7 5/8% Series B Senior Notes Due 2006, and 7 7/8% Series B Senior Notes Due 2009 (collectively, the "New Senior Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7 3/8% Series A Senior Notes Due 2004, 7 5/8% Series A Senior Notes Due 2006, and 7 7/8% Series A Senior Notes Due 2009 (collectively, the "Old Senior Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated January 27, 1999, and the related Letter of Transmittal.

         Enclosed herewith are copies of the following documents:

         1.    Prospectus dated January 27, 1999;

         2.    Letter of Transmittal;

         3.    Notice of Guaranteed Delivery;

         4.    Instruction to Registered Holder from Beneficial Owner; and

         5. Letter which may be sent to your clients for whose account you hold Old Senior Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 26, 1999, UNLESS EXTENDED.

         The Exchange Offer is not conditioned upon any minimum amount of Old Senior Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Old Senior Notes will represent to the Company that (i) the New Senior Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Senior Notes, whether or not such person is such holder, (ii) neither the holder of the Old Senior Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in, the distribution of such New Senior Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Senior Notes for its own account in
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exchange for Old Senior Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Senior Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) that will receive New Senior Notes for its own account in exchange for Old Senior Notes, you will represent on behalf of such broker-dealer that the Old Senior Notes to be exchanged for the New Senior Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Old Senior Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Old Senior Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Senior Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                            Very truly yours,


                                            U.S. BANK TRUST NATIONAL ASSOCIATION


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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